EXHIBIT 99


         NEWS
         RELEASE        FOR IMMEDIATE RELEASE:  DECEMBER 23, 1996

         MERCANTILE
         BANCORPORATION INC.
         Mercantile Tower
         PO. Box 524
         St. Louis, MO       CONTACT:  MERCANTILE BANCORPORATION INC.
         63166-0524                    CHERYL KARN           DIANA YATES
                                       PUBLIC AFFAIRS INVESTOR RELATIONS
                                       (314) 425-8174     (314) 425-8237

                                       ROOSEVELT FINANCIAL GROUP, INC.
                                       GARY DOUGLASS
                                       CHIEF FINANCIAL OFFICER
                                       (314) 532-6394


                        NYSE SYMBOL:  MTL
                        IN NEWSPAPER STOCK TABLES GENERALLY MERCBC OR
                        MERCBCPMO




                  MERCANTILE BANCORPORATION INC. ANNOUNCES PLANS
                  TO MERGE WITH ROOSEVELT FINANCIAL GROUP, INC.




                   ST. LOUIS--Mercantile Bancorporation Inc. (NYSE:

         MTL) and Roosevelt Financial Group, Inc. (NASDAQ:RFED)

         announced today that the organizations have signed a definitive merger agreement which will create the largest, locally managed and independently owned financial services organization head-

         quartered in the lower Midwest.  Roosevelt, a $9 billion thrift holding company, is headquartered in St. Louis with 81 loca-

         tions in Missouri, Kansas and Illinois.



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         Mercantile/Roosevelt--First Add





                   Today's announcement closely follows Mercantile's

         previously announced merger with Mark Twain Bancshares, Inc.

         "Our shareholders will benefit from the powerful market posi-

         tion and complementary products of the Mercantile which emerges from these combinations.  In addition, customers will benefit from a highly competitive, convenient, and exciting alternative for banking services," said Thomas H. Jacobsen, Mercantile's chairman, president and CEO.

                   "Our combination with Roosevelt will materially en-

         hance our mix of strong retail, middle market lending and other specialty businesses.  As the leading mortgage originator and servicer in Missouri, Mercantile will enter the top tier of mortgage providers nationwide," Jacobsen added.

                   From its 81 locations, Roosevelt serves 28 local mar-

         kets.  Currently, there are 42 offices in the St. Louis metro area, 10 in Kansas City, 1 in Pittsburg, Kansas and the remain-

         ing in outstate Missouri.  Roosevelt has relationships with more than 300,000 households, an active insurance and brokerage operation, and is the clear leader in mortgage origination and servicing in Missouri.

                   "This merger represents the culminating step in

         Roosevelt's growth and transformation since the early 1980s.

         We have consistently focused on providing quality service to our customers, and the combination with Mercantile will further enhance our product capabilities and growth prospects for our employees and shareholders, not only in St. Louis, but through-

         out the Midwest," said Stanley J. Bradshaw, chairman, president and CEO, Roosevelt Financial Group, Inc.


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         Mercantile/Roosevelt--Second Add





                   Based upon Mercantile's closing stock price on Decem-

         ber 20, 1996, of $50.75, the transaction is valued at ap-

         proximately $1.072 billion.  Mercantile will deliver up to 13 million shares of common stock at an exchange ratio of .4211 shares of Mercantile common stock, or $22.00 in cash for each remaining share of Roosevelt common stock.  The transaction is structured as a tax-free exchange for shareholders receiving stock, and will be accounted for as a purchase transaction.  In connection with the purchase, Mercantile plans to repurchase up to 7 million shares in open market transactions.

                   The acquisition positions Mercantile as the largest

         financial institution in Missouri with more than 23 percent of the state's deposits.  Mercantile will become the largest bank in the St. Louis and Springfield markets, the second largest institution in Kansas City and will significantly strengthen its presence in a number of other major Missouri markets.  The

         Mercantile which emerges as a result of all pending mergers,

         including Roosevelt, will be an organization with $30 billion in assets and a market cap in excess of $4 billion.

                   Following the completion of the merger, Stanley J.

         Bradshaw, chairman, president and CEO of Roosevelt Financial

         Group, Inc., will lead the combined mortgage operations and become a member of Mercantile's Management Executive Committee reporting to Thomas H. Jacobsen, Mercantile's chairman, presi-

         dent and CEO.

                   Plans call for the merger, which is subject to the

         approval of Roosevelt shareholders and all appropriate regula-

         tory agencies, to be completed in mid-1997.  The branch con-

         solidation of the combined entities will occur in mid-1998.


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         Mercantile/Roosevelt--Third Add





                   Mercantile Bancorporation Inc., an $18.2 billion

         multi-bank holding company headquartered in St. Louis, operates banks in Missouri, Iowa, Kansas, Illinois and Arkansas.  Mer-

         cantile currently has mergers pending with the $3.1 billion asset Mark Twain Bancshares, Inc., with offices in St. Louis,

         Springfield and Kansas City, and with Regional Bancshares Inc.,

         in Madison County, Illinois.  Mercantile's non-banking subsid-

         iaries include companies providing brokerage services, asset-

         based lending, investment advisory services, leasing services and credit life insurance.


                                      # # #


         PRESS CONFERENCE: A press conference will be held for members of the news media at 10:30 a.m. today, December 23, at Mercantile Bancorporation Inc. headquarters, 14th floor, Seventh and Washington Streets. Parking is available in the Mercantile Garage, Washington Street entrance. Key executives of both Mercantile and Roosevelt will be on hand at the press conference to further discuss the merger and answer questions.